INFOSMART GROUP LIMITED
Unit A2, 18/F., Fortune Factory Building, 40 Lee Chung Street, Chai Wan, Hong Kong.
Tel : (852) 2595 0911      Fax : (852) 2558 7316

Date: 1 July 2006

Mr Chang Chung Yuen, Andrew
Room 302, Eastern Center,
1065 King’s Road,
Quarry Bay,
Hong Kong.

Appointment Letter

We refer to our recent discussions and now confirm the terms and conditions of your appointment with Infosmart Group Limited (the “Company”):

1.	Appointment

Subject to the terms and conditions set out in this letter, the Company now agrees to appoint you in the position of Director & Chairman commencing on 1 July 2006 (the “Appointment”). The mentioned title may be changed subject to the completion of the probation period referred to below.

2.	Probation

2.1	The Appointment will be subject to a three-month probation period starting from the date of this letter (the “Probation Period”) during which:

(a)
your performance will be appraised by the board of directors of the Company (the “Board”), and if the Board has come to the conclusion that your performance is satisfactory, the Appointment will be confirmed in writing; and if however the Board has come to the reasonable conclusion that your performance is unsatisfactory (and the Board’s view on this is final), the Board will be entitled to terminate the Appointment by giving you 7 days’ written notice; and

INFOSMART GROUP LIMITED
Unit A2, 18/F., Fortune Factory Building, 40 Lee Chung Street, Chai Wan, Hong Kong.
Tel : (852) 2595 0911      Fax : (852) 2558 7316

(b)	you may at your own discretion terminate the Appointment by giving the Company 7 days’ written notice.

3.	Remuneration /Other Benefits

3.1	During the Appointment, your remuneration will be a fixed salary of HK$50,000.00 per month, and in all circumstances such salary will be payable to you in arrears on the last day of each month.

3.2	The fixed salary will be reviewed by the Board in each year at the time determined by the Board. Besides, you will not be entitled to receive any additional remuneration for working overtime.

3.3	In addition, you will also be entitled to the following benefits:

(a)
the Company shall reimburse for all reasonable business, office personnel, Company-related entertainment and travel expenses actually incurred or paid by you in the performance of your services on behalf of the Company, in accordance with the Company’s expenses reimbursement policy as from time to time in effect.

(b)
employee insurance and mandatory provident fund benefits, and after satisfactorily completion of the Probation Period, medical insurance, all in such terms as from time to time provided by the Company to its employees of comparable level of seniority.

4.	Duties

4.1.	During the Appointment, you will:

(a)	be responsible for all the duties as expected of in your position, and perform such other duties as the Board may from time to time determine in connection with the business of the Company;

(b)
devote the whole of your time, attention and abilities to carrying out your duties in a proper and efficient manner and use your best endeavours to promote and maintain the interests and reputation of the Company;

(c)	comply with all reasonable directions from time to time given to you by the Board and with all rules and regulations from time to time laid down by the Board concerning its employees; and

(d)	work at such location in Hong Kong and in the People’s Republic of China (“PRC”) as the Board will require from time to time.

4.2
Your normal working hours will be from 9:00 a.m. to 6:00 p.m. on Monday to Friday (inclusive) and 9:00 a.m. to 1:00 p.m. on Saturday at the Company’s office in Hong Kong, together with such additional hours outside those hours or on Sundays or during holidays as in the opinion of the Board are reasonably necessary for the proper performance of your duties.

4.3
You will report to the Board and will at all times keep the Board fully informed of your activities and will promptly provide such information and explanations as may be requested from time to time by the Board.

5.	Leave/Holidays

5.1
In addition to statutory holidays in Hong Kong, you will be entitled to have 7 days’ to a maximum of 14 days paid leave according to the relevant statutory requirements of Hong Kong having regard to your length of service. Such leave will be taken at such time or times as may be approved by the Board provided that to the extent that any leave entitlement is not fully taken in any year, the balance will not be carried forward to the following year or any compensation in lieu thereof, after completion of 12 months’ employment with the Company.

5.2
The Company will continue to pay you full remuneration (such payment to be inclusive of any statutory sickness allowance to which you may be entitled) during any period of absence by you on medical grounds up to a maximum of 14 days in any period of 12 months provided that you will, if required, supply the Company with medical certificates covering your period or periods of absence.

6.	Termination

6.1	Notwithstanding paragraph 1, the Appointment may be terminated immediately by the Company without prior notice or payment in lieu of notice if you at any time during the Appointment:

INFOSMART GROUP LIMITED
Unit A2, 18/F., Fortune Factory Building, 40 Lee Chung Street, Chai Wan, Hong Kong.
Tel : (852) 2595 0911      Fax : (852) 2558 7316

(a)
become physically or mentally disabled whether totally or partially so that you are substantially unable to perform your duties for a period of one month or for 30 days in aggregate in any period of six consecutive months;

(b)	be convicted of any offence, except an offence which in the reasonable opinion of the Board does not affect your position with the Company as at the time of such conviction;

(c)	have committed, repeated or continued (after warning) any persistent or material breach of your obligations or any of the provisions in this letter;

(d)	be guilty of wilful neglect in the discharge of your duties, or any grave misconduct which in the absolute opinion of the Board tends to bring yourself or the Company into disrepute; or

(e)	have committed an act of bankruptcy or compounded with your creditors generally or is guilty of conduct which would make your continued Appointment prejudicial to the interests of the Company.

6.2
Upon termination under paragraph 6.1, you will not be entitled to any payment whatsoever other than your salary actually accrued due and payable, for or in respect of the then current year of service, or to claim any compensation or damages in respect of such termination.

6.3	Upon the termination of the Appointment for whatever reason you will:

(a)	immediately resign from all offices you hold in the Company without claim for compensation; and

(b)
deliver to the Company forthwith all documents (including copies) and all keys, credit cards, books and other property of or relating to the Company (including all documents prepared by you which may have come into your possession in the course of the Appointment) then in your possession.

6.4
After the termination of the Appointment, you will not at any time thereafter represent yourself as being in any way connected with or interested in the business of or employed by the Company or any name capable of confusion with it.

6.5	Termination of the Appointment will be without prejudice to paragraphs 7, 8 and 9 (all of which will remain in full force and effect notwithstanding such termination).

6.6	During the Appointment after confirmation, a party will be entitled to terminate the Appointment by giving the other party three months’ written notice.

7.	Duty of Confidentiality

7.1
In performing your duties you may come into contact with the client lists, contracting parties’ employees, agents, suppliers and distributors, business plans, financial information, operational methods, technical processes, inventions, customer and supplier lists and other trade secrets, know-how or confidential information of the Company (the “Confidential Information”) which is of a confidential nature, valuable and the exclusive property of the Company.

INFOSMART GROUP LIMITED
Unit A2, 18/F., Fortune Factory Building, 40 Lee Chung Street, Chai Wan, Hong Kong.
Tel : (852) 2595 0911      Fax : (852) 2558 7316

7.2	Save as required under applicable laws and regulations, you will not either during or at any time after the termination of the Appointment:

(a)
divulge or communicate any Confidential Information to any person or persons except to those officers or employees of the Company whose duties require that such Confidential Information be disclosed to them;

(b)	use any Confidential Information for your own personal purposes or for any purpose other than those of the Company; or

(c)
through any failure to exercise due care and diligence cause any unauthorised disclosure of any Confidential Information or other information in respect of which the Company is bound by an obligation of confidence to any third party which obligation is within your actual or constructive knowledge.

7.3
You will promptly deliver to the Company upon termination of the Appointment or at any time as the Company may request all such memorandum, notes, records, papers, reports, manuals, drawings, blueprints and other documents (and all copies thereof) relating to the business of the Company and all property associated therewith as you may possess or have under your control at the time. For the avoidance of doubt, the property in all such documents will at all times be vested in the Company.

7.4	If you commit or threaten to commit a breach of paragraph 7.2 or 7.3, the Company will be entitled:

(a)
to seek an injunction or specific performance against you, as any such breach or threatened breach will cause irreparable injury to the Company and that monetary damages will not provide an adequate remedy to the Company; and

(b)
to require you to account for and pay over to the Company all compensation, profits, monies, accruals or any other transactions constituting a breach of any of the provisions of paragraphs 7.2 and 7.3.

8.	Restrictive Covenants

During the Appointment and within 12 months after termination of the Appointment under paragraph 6 above

(a)
you will not engage or be engaged directly or indirectly in Hong Kong or in such other places in which or with which the Company will then be conducting in any capacity business, enter into the employment of or render advice or services to, any company, whether as principal or agent, in any business competitive with any business operated by the Company from time to time (which includes the business of manufacturing and trading of printed circuit boards);

(b)
you will not either on your own account or for any company or organisation solicit, entice away or endeavour to solicit or entice away any director, manager or employee of the Company whether or not such person would commit any breach of his contract of employment by reason of leaving the service of the Company;

INFOSMART GROUP LIMITED
Unit A2, 18/F., Fortune Factory Building, 40 Lee Chung Street, Chai Wan, Hong Kong.
Tel : (852) 2595 0911      Fax : (852) 2558 7316

(c)
you will not directly or indirectly employ or organise any business with any person who has (during the Appointment) been a director or an employee of the Company and who by reason of such employment by or relationship with such company is or may likely be in possession of any Confidential Information or other proprietary information or trade secrets relating to the business of any supplier or customer of the Company;

(d)
you will not either on your own account or for any company or organisation solicit business from any company or organisation which at any time during the Appointment has been a customer of the Company or which on the termination of the Appointment is in the process of negotiating with the Company or any such company in relation to any business of the Company; and

(e)
you will not demand or accept or permit any member of your family to demand or accept from third parties any gifts, benefits or advantages offered or given to you or a member of your family by reason of the Appointment.

9.	Intellectual Property

9.1
You agree that all intellectual property (which includes all trade marks, trade names, copyrights, designs, know how, goodwill, reputation and other intellectual properties) produced, invented or discovered by you either alone or with any other person at any time now or hereafter during the Appointment which is intellectual property of the kind produced at any such time by Company (or its associated company), or relates directly or indirectly to the business of the Company or which may in the opinion of the Company be capable of being used or adapted for use therein or in connection therewith (the “Intellectual Property”) will be the absolute property of the Company.

9.2	Furthermore. you will:

(a)
notify and disclose to the Company in writing full details of all Intellectual Property forthwith upon the production of the same, and promptly whenever requested by the Company and in any event upon the determination of the Appointment deliver up to the Company all correspondence and other documents, papers and records, and all copies thereof in your possession, custody and power relating to any Intellectual Property;

(b)
assign to the Company (or any other entity as the Company may designate), without additional compensation all rights (including patent, registered design and trade mark rights and copyrights) to such Intellectual Property worldwide;

(c)
if required by the Company, apply or join with the Company as the Company may direct in applying for letters, patents, registered design, trade mark, copyright and other protection or registration for such Intellectual Property at the expense of the Company;

(d)
sign and execute all documents and do all things as may in the opinion of the Board be necessary or desirable to carry out the above and otherwise to protect and maintain all Intellectual Property; and

(e)	hold upon trust for the benefit of the Company any Intellectual Property to the extent the same may not be and until the same is vested absolutely in the Company.

INFOSMART GROUP LIMITED
Unit A2, 18/F., Fortune Factory Building, 40 Lee Chung Street, Chai Wan, Hong Kong.
Tel : (852) 2595 0911      Fax : (852) 2558 7316

10.	Severance

10.1
While the covenants contained in paragraphs 8 and 9 are considered to be reasonable, it is recognised that restrictions or undertakings of the nature in question may fail for technical reasons unforeseen and therefore if any such restrictions or undertakings will be held to be void as being unreasonable for the protection of the interests of the Company, but would be valid if part of the wording thereof were deleted or the duration or area thereof were reduced in scope, the restriction or undertaking will apply with such modification as is considered necessary to make it valid and enforceable.

10.2
In the event that any court or tribunal of competent jurisdiction will hold any such restriction or undertaking wholly unenforceable, it is agreed that such determination will not in any way prejudice the Company’s right to any remedies provided herein which may be granted by any other court in respect of breaches of such restriction or undertaking.

11.	Others

11.1	Your rights and obligations under this letter will not be assignable or transferable.

11.2	This letter constitutes the entire agreement of both of us relating to the Appointment. No variation of the terms of this letter will be valid unless it is in writing and signed by both of us.

11.3	This letter is governed by and is to be construed in accordance with the laws of Hong Kong and the parties now agree to submit to the non-exclusive jurisdiction of the courts of Hong Kong.

If you find the above acceptable, please sign, date and return the enclosed duplicate of this letter to us confirming your acceptance of the Appointment under the terms as set out herein.

Yours sincerely, for and on behalf of Infosmart Group Limited

/s/ Wong Hiu Ming
Director

*******************

Confirmation of acceptance

I hereby agree to and accept the terms and conditions
set out above relating to the Appointment.

/s/ Chang Chung Yuen, Andrew
Chang Chung Yuen, Andrew

Date : 1 July 2006